FORM OF WARRANT CERTIFICATE

                              _____________ WARRANT

                                  ANACOMP, INC.

No._____________________________

     Incorporated Under the Laws of the State of Indiana.

     THIS CERTIFIES THAT, for value received, ___________________, the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from ANACOMP, INC., an Indiana corporation (the "Company"), at any time commencing with the opening of business on the day of issuance by the Company of this Certificate, and until the close of business on June 3, 2001 (the "Expiration Date"), at the purchase price of $12.23 (subject to adjustment as described below) per whole share (the "Current Warrant Price"), the number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company set forth above. The number of shares purchasable upon exercise of each Warrant and the Current Warrant Price per whole share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     The Warrants represented hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Subscription Form included herein duly executed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and simultaneous payment of the Current Warrant Price multiplied by the number of Warrants being exercised at the principal office of ChaseMellon Shareholder Services, L.L.C. (the "Warrant Agent") at 85 Challanger Road, Overpeck Centre, Ridgefield Park, New Jersey 07660. Payment of such price shall be made at the option of the Holder hereof by certified or official bank check.

     The Warrants represented hereby are of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of 362,694 shares of Common Stock and are issued under and in accordance with a Warrant Agreement (the "Warrant Agreement"), dated as of June 4, 1996, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. A copy of the Warrant Agreement is available for inspection at the principal office of the Company.
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     Upon any partial exercise of the Warrants  represented hereby,  there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants represented hereby shall not have been exercised. The Warrants represented hereby may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates representing Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of these Warrants. Subject to compliance with applicable securities laws, the Warrants represented hereby are transferable at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

     The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

     The Warrants represented hereby do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

     The Warrant represented hereby shall not be valid or obligatory for any purpose until this Warrant Certificate shall have been countersigned by the Warrant Agent.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:  [___________________________]

Countersigned and Registered:


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
as Warrant Agent


By:_________________________________
         Authorized Signature


                                         ANACOMP, INC.


                                         By:__________________________________
                                            Chairman of the Board and President


                                         Attest:______________________________
                                                Secretary